UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2013

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation)	1-32532 (Commission File Number)	20-0865835 (IRS Employer Identification No.)

50 E. RiverCenter Boulevard P.O. Box 391 Covington, Kentucky (Address of principal executive offices)	41012-0391 (Zip Code)

(859) 815-3333
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2013, Ashland Inc. (the “Company”) closed its offering (the “Notes Offering”) of $25 million aggregate principal amount of its 6.875% senior notes due 2043 (the “Notes”).  The Notes were sold at a price to investors of 104.25% of the aggregate principal amount of the Notes, representing a yield to maturity of 6.549%.  The Notes are unsecured, unsubordinated obligations of the Company.

The Notes were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

On March 14, 2013, the Company and Citigroup Global Markets Inc., the initial purchaser of the Notes, entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to the Notes.  Pursuant to the Registration Rights Agreement, the Company agreed, among other things, and subject to certain restrictions and conditions, to file a registration statement under the Securities Act to permit either the exchange of the Notes for registered notes having terms substantially identical to those of the Notes (except that the registered notes will not be subject to restrictions on ownership and transfer) or, in the alternative, the registered resale of the Notes.

The Registration Rights Agreement is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.  The description of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit.

The information set forth under Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes were issued as additional notes under the Indenture dated February 26, 2013, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated February 26, 2013, between the Company and the Trustee (the indenture, as so supplemented, the “Existing 2043 Notes Indenture”) and the Second Supplemental Indenture dated March 14, 2013, between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the Existing 2043 Notes Indenture, the “2043 Notes Indenture”).  The Company had previously issued $350 million aggregate principal amount of its 6.875% senior notes due 2043 (the “Existing 2043 Notes”) under the Existing 2043 Notes Indenture.  The Notes and the Existing 2043 Notes are equal in right of payment with, vote together with, and form a single series of debt securities under, the 2043 Notes Indenture.  Following the Notes Offering, there is $375 million aggregate principal amount of the Company’s 6.875% senior notes due 2043 outstanding (increased by $1 million of bond premium).

The Second Supplemental Indenture is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference.  The description of the material terms of the Second Supplemental Indenture is qualified in its entirety by reference to such exhibit.

The information regarding the Notes Offering set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD.

The Company used the net proceeds of the Notes Offering (after deducting the initial purchaser’s discounts and other fees and expenses) to repurchase $25 million aggregate principal amount of its 4.750% senior notes due 2022 and to pay costs and expenses relating to such repurchase.  Following this repurchase, there remains outstanding $1.125 billion aggregate principal amount of the Company’s 4.750% senior notes due 2022 (reduced by $6 million of original issue discount).

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Registration Rights Agreement dated as of March 14, 2013, between Ashland Inc. and Citigroup Global Markets Inc., as initial purchaser, in respect of the senior notes due 2043.
4.2	Second Supplemental Indenture dated as of March 14, 2013, between Ashland Inc. and U.S. Bank National Association, as trustee, in respect of the senior notes due 2043.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

Date: March 18, 2013	/s/ Lamar M. Chambers
Name: Lamar M. Chambers
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Registration Rights Agreement dated as of March 14, 2013, between Ashland Inc. and Citigroup Global Markets Inc., as initial purchaser, in respect of the senior notes due 2043.
4.2	Second Supplemental Indenture dated as of March 14, 2013, between Ashland Inc. and U.S. Bank National Association, as trustee, in respect of the senior notes due 2043.